CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1) (2)
Medium-Term Senior Notes, Series G	$1,000,000	$100.70

(1)  Calculated in accordance with Rule 457(r) of the Securities Act.

(2)  Pursuant to Rule 457(p) under the Securities Act, the $193,682.13 remaining of the relevant portion of the registration fees previously paid with respect to unsold securities registered on Registration Statement File No. 333-172554, filed on March 2, 2011 by Citigroup Funding Inc., a wholly owned subsidiary of Citigroup Inc., is being carried forward, of which $100.70 is offset against the registration fee due for this offering and of which $193,581.43 remains available for future registration fee offset.  No additional registration fee has been paid with respect to this offering.  See the “Calculation of Registration Fee” table accompanying the filing of Pricing Supplement No. 2015-CMTNG0369 dated February 12, 2015, filed by Citigroup Inc. on February 17, 2015, for information regarding the registration fees that are being carried forward.

Citigroup Inc.	October 8, 2015 Medium-Term Senior Notes, Series G Pricing Supplement No. 2015-CMTNG0700 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302

Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

■ The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount, depending on the performance of an equally weighted basket (the “basket”) of ten stocks as measured from the pricing date to the valuation date.

■ The securities offer leveraged exposure to a limited range of potential appreciation of the basket as described below. In exchange for this leverage within a limited range, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components during the two-year term of the securities. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the basket depreciates from the initial basket level to the final basket level, you will lose 1% of the stated principal amount of your securities for every 1% of that depreciation. There is no minimum payment at maturity.

■ The companies included in the basket all derive a significant portion of their revenues from one or more segments of the oil and gas industry. Accordingly, the basket is not a diversified basket and will be subject on a concentrated basis to risks affecting the oil and gas industry.

■ In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations. The securities are subject to the credit risk of Citigroup Inc.

KEY Terms
Basket:	Basket Component	Weighting	Initial Component Price*
	Common stock of Anadarko Petroleum Corporation (NYSE: “APC”)	1/10	$72.33
	Common stock of ConocoPhillips (NYSE: “COP”)	1/10	$56.28
	Common stock of Valero Energy Corporation (NYSE: “VLO”)	1/10	$65.71
	Common stock of EOG Resources, Inc. (NYSE: “EOG”)	1/10	$87.04
	Common stock of Phillips 66 (NYSE: “PSX”)	1/10	$84.58
	Common stock of Southwestern Energy Company (NYSE: “SWN”)	1/10	$13.59
	Common stock of Occidental Petroleum Corporation (NYSE: “OXY”)	1/10	$74.07
	Common stock of Pioneer Natural Resources Company (NYSE: “PXD”)	1/10	$138.53
	Common stock of Range Resources Corporation (NYSE: “RRC”)	1/10	$37.41
	Common stock of Whiting Petroleum Corporation (NYSE: “WLL”)	1/10	$22.20
	* The initial component price for each basket component is the closing price of that basket component on the pricing date.
Aggregate stated principal amount:	$1,000,000
Stated principal amount:	$1,000 per security
Pricing date:	October 8, 2015
Issue date:	October 14, 2015. See “Supplemental Plan of Distribution” in this pricing supplement for more information.
Valuation date:	October 9, 2017, subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component
Maturity date:	October 12, 2017
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, you will receive an amount in U.S. dollars equal to:

▪ If the final basket level is greater than the initial basket level:

$1,000 + the leveraged return amount, subject to the maximum return at maturity

▪ If the final basket level is less than or equal to the initial basket level:

$1,000 × the basket performance factor

If the basket depreciates from the initial basket level to the final basket level, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Initial basket level:	100
Final basket level:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component: 1/10 × the component return of that basket component
Component return:	For each basket component: (final component price – initial component price) / initial component price
Final component price:	For each basket component, its closing price on the valuation date
Leveraged return amount:	$1,000 × the basket return percentage × the leverage factor
Leverage factor:	200.00%
Basket return percentage:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
Maximum return at maturity:	$430.00 per security (43.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,430.00 per security.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17298C2Y3 / US17298C2Y30
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$10.00	$990.00
Total:	$1,000,000.00	$10,000.00	$990,000.00

(1) On the date of this pricing supplement, the estimated value of the securities is $943.30 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-03 dated November 13, 2013     Prospectus Supplement and Prospectus each dated November 13, 2013

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of a basket component, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be based on (i) for each unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for each affected basket component, its closing price on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Dilution and reorganization adjustments. The initial component price for each basket component is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component price for each basket component is subject to adjustment upon the occurrence of any of the events described in that section.

Hypothetical Examples

The diagram below illustrates your payment at maturity on the securities for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends paid on the basket components. The examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Upturn Securities Payment at Maturity Diagram

October 2015	PS-2

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Your actual payment at maturity per security will depend on the actual final basket level. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (an approximately 5.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (Hypothetical Component Return times 1/10)
Common stock of Anadarko Petroleum Corporation	30.00%	3.00%
Common stock of ConocoPhillips	-80.00%	-8.00%
Common stock of Valero Energy Corporation	35.00%	3.50%
Common stock of EOG Resources, Inc.	15.00%	1.50%
Common stock of Phillips 66	10.00%	1.00%
Common stock of Southwestern Energy Company	5.00%	0.50%
Common stock of Occidental Petroleum Corporation	10.00%	1.00%
Common stock of Pioneer Natural Resources Company	5.00%	0.50%
Common stock of Range Resources Corporation	-40.00%	-4.00%
Common stock of Whiting Petroleum Corporation	60.00%	6.00%
Sum of hypothetical weighted component returns:		5.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 5%)
= 100 × 1.05
= 105
Basket return percentage	= (final basket level – initial basket level ) / initial basket level
= (105 – 100) / 100
= 5%
Payment at maturity per security	= $1,000 + the leveraged return amount, subject to the maximum return at maturity of $430.00
= $1,000 + ($1,000 × the basket return percentage × the leverage factor), subject to the maximum return at maturity of $430.00
= $1,000 + ($1,000 × 5% × 200%), subject to the maximum return at maturity of $430.00
= $1,000 + $100.00, subject to the maximum return at maturity of $430.00
= $1,100.00

In this example, because the basket has appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $100.00 per security results in a total return at maturity of 10.00%, which is less than the maximum return at maturity of 43.00%, your payment at maturity would be equal to the $1,000 stated principal amount per security plus the leveraged return amount, for a total of $1,100.00 per security. In this example, two basket components depreciated significantly, offsetting to a significant degree the appreciation of the other basket components and reducing the overall basket performance.

Example 2—Upside Scenario B. The hypothetical final basket level is 150.00 (an approximately 50.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (Hypothetical Component Return times 1/10)
Common stock of Anadarko Petroleum Corporation	30.00%	3.00%
Common stock of ConocoPhillips	80.00%	8.00%
Common stock of Valero Energy Corporation	10.00%	1.00%
Common stock of EOG Resources, Inc.	20.00%	2.00%
Common stock of Phillips 66	30.00%	3.00%
Common stock of Southwestern Energy Company	50.00%	5.00%
Common stock of Occidental Petroleum Corporation	75.00%	7.50%
Common stock of Pioneer Natural Resources Company	100.00%	10.00%
Common stock of Range Resources Corporation	60.00%	6.00%
Common stock of Whiting Petroleum Corporation	45.00%	4.50%
Sum of hypothetical weighted component returns:		50.00%

October 2015	PS-3

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 50%)
= 100 × 1.50
= 150
Basket return percentage	= (final basket level – initial basket level ) / initial basket level
= (150 – 100) / 100
= 50%
Payment at maturity per security	= $1,000 + the leveraged return amount, subject to the maximum return at maturity of $430.00
= $1,000 + ($1,000 × the basket return percentage × the leverage factor), subject to the maximum return at maturity of $430.00
= $1,000 + ($1,000 × 50% × 200%), subject to the maximum return at maturity of $430.00
= $1,000 + $1,000.00, subject to the maximum return at maturity of $430.00
= $1,430.00

In this example, because the basket has appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $1,000.00 per security results in a total return at maturity of 100.00%, which is greater than the maximum return at maturity of 43.00%, your payment at maturity would be equal to the $1,000 stated principal amount per security plus the maximum return at maturity, for a total of $1,430.00 per security. In this example, the securities significantly underperform a direct investment in the basket components.

Example 3—Downside Scenario. The hypothetical final basket level is 30.00 (an approximately 70.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (Hypothetical Component Return times 1/10)
Common stock of Anadarko Petroleum Corporation	-85.00%	-8.50%
Common stock of ConocoPhillips	-30.00%	-3.00%
Common stock of Valero Energy Corporation	-80.00%	-8.00%
Common stock of EOG Resources, Inc.	-85.00%	-8.50%
Common stock of Phillips 66	-90.00%	-9.00%
Common stock of Southwestern Energy Company	-65.00%	-6.50%
Common stock of Occidental Petroleum Corporation	-55.00%	-5.50%
Common stock of Pioneer Natural Resources Company	-75.00%	-7.50%
Common stock of Range Resources Corporation	-95.00%	-9.50%
Common stock of Whiting Petroleum Corporation	-40.00%	-4.00%
Sum of hypothetical weighted component returns:		-70.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + -70%)
= 100 × 0.3
= 30
Basket performance factor	= final basket level / initial basket level
= 30 / 100
= 30%
Payment at maturity per security	= $1,000 × basket performance factor
= $1,000 × 30%
= $300.00

In this example, because the basket depreciated from the initial basket level to the hypothetical final basket level, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket.

October 2015	PS-4

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

■	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities and you may lose up to all of your investment.

■	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

■	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 43.00%, which is equivalent to a maximum return at maturity of $430.00 per security. Taking into account the leverage factor, any increase in the final basket level over the initial basket level by more than 21.50% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

■	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

■	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

■	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

■	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

■	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, any positive or negative correlation among the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the

October 2015	PS-5

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

■	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

■	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

■	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the value of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components, interest rates generally, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

■	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

■	Investors in the securities have concentrated exposure to risks relating to the oil and gas industry. The basket component issuers are companies that derive a significant portion of their revenues from one or more segments of the oil and gas industry. As a result, investors in the securities have concentrated exposure to risks relating to the oil and gas industry. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the oil and gas industry than a different investment linked to securities of a more broadly diversified group of issuers.

■	The basket components may offset each other. At a time when certain basket components perform favorably, other basket components may perform unfavorably. Any basket components with unfavorable performance will offset any favorable performance of the other basket components. Although the basket component issuers all derive a significant portion of their revenues from the oil and gas industry and will be subject to risks specific to the oil and gas industry, the basket component issuers operate in various segments of the oil and gas industry and have varying degrees of exposure to different geographic regions and other market segments, each of which may have its own risks. In addition, the basket component issuers will be subject to risks specific to each company. The fact that we are offering a security linked to the basket components does not indicate that we believe the basket components are or are not correlated with each other. An investor should review the publicly available information regarding the issuers of the basket components to reach one’s own independent conclusion as to the relationship among the basket components and in order to evaluate any other relevant characteristics related to the issuers of the basket components. Neither we nor any of our subsidiaries makes any representation to you as to the characteristics of the basket components or any relationship or correlation among of the basket components.

■	The historical performance of the basket components is not an indication of their future performance. The historical performance of the basket components, which is included in this pricing supplement, should not be taken as an indication of their future performances during the term of the securities.

■	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the prices of the basket components. For example, the calculation agent will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described below, partial tender offers or additional public offerings of the basket components. Moreover, the adjustments the calculation agent does make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the basket components would not.

■	Even if a basket component issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product

October 2015	PS-6

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

supplement. An adjustment will not be made under the terms of the securities for any cash dividend paid on a basket component unless the amount of the dividend per share of that basket component, together with any other dividends paid in the same quarter, exceeds the dividend paid per share of that basket component in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of that basket component on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of that basket component by the amount of the dividend per share of that basket component. If the issuer of a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

■	If any basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting of Company Shares” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

■	The securities may become linked to shares of an issuer other than the original issuer of a basket component upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of its common stock to receive stock of another entity, the stock of such other entity will become the common stock represented by the basket component for all purposes of the securities upon consummation of the merger. Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares representing the common stock of another issuer to be a successor basket component. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares” in the accompanying product supplement.

■	Our offering of the securities does not constitute a recommendation of the basket, the basket components or the economic sector in which the basket components operate. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the values of the basket components in a way that has a negative impact on your interests as a holder of the securities.

■	The value of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the basket components and other financial instruments related to the basket components or such securities and may adjust such positions during the term of the securities. Our affiliates also trade the basket components and other financial instruments related to the basket components or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

■	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

■	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the basket component issuers that may require dilution adjustments or the delisting of the basket components, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

■	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and

October 2015	PS-7

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of the securities, historical information on the performance of the basket does not exist for dates prior to the pricing date. The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from April 12, 2012 to October 8, 2015, assuming that the basket was created on April 12, 2012 with the same basket components and corresponding weights and with a level of 100 on that date. April 12, 2012 is the earliest date on which all of the basket components were publicly traded. The hypothetical performance of the basket is based on the actual closing prices of the basket components on the applicable dates. We obtained these closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance April 12, 2012 to October 8, 2015

October 2015	PS-8

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Information About the Basket Components

The information set forth below about the issuer of each basket component has been obtained from publicly available sources, without independent verification. Each basket component is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by the issuer of each basket component with the SEC can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each of these issuers can be located by reference to its SEC file number provided below. In addition, information regarding each of these issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the basket components. We have derived all disclosures contained in this pricing supplement regarding the issuers of the basket components from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the basket components, such publicly available documents or any other publicly available information regarding those issuers.

The securities represent obligations of Citigroup Inc. only. The issuers of the basket components are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities. Neither Citigroup Inc. nor any of its respective subsidiaries makes any representation to you as to the performance of the basket components. You should review the publicly available information regarding the issuers of the basket components described above in order to reach your own conclusion as to the relationship among the basket components and in order to evaluate any other relevant characteristics related to the issuers of the basket components. Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the characteristics of the basket components or any relationship or correlation among the basket components.

Anadarko Petroleum Corporation is an independent oil and natural gas exploration and production company with U.S. and worldwide production and exploration activities. Its SEC file number is 001-08968.

ConocoPhillips is an independent exploration and production company that explores for, produces, transports and markets crude oil, bitumen, natural gas, liquefied natural gas and natural gas liquids. Its SEC file number is 001-32395

Valero Energy Corporation is a petroleum refining and marketing company as well as a producer of ethanol. Its SEC file number is 001-13175.

EOG Resources, Inc. explores for, develops, produces and markets crude oil and natural gas. Its SEC file number is 001-09743.

Phillips 66 is an energy company whose operations include oil refining, marketing and transportation, chemical manufacturing and power generation. Its SEC file number is 001-35349.

Southwestern Energy Company is an independent energy company engaged in natural gas and oil exploration. Its SEC file number is 001-08246.

Occidental Petroleum Corporation explores for, develops, produces and markets oil and condensate, natural gas liquids and natural gas, as well as manufactures and markets basic chemicals and vinyls. Its SEC file number is 001-09210.

Pioneer Natural Resources Company is an independent oil and gas exploration and production company with operations in the United States. Its SEC file number is 001-13245.

Range Resources Corporation is an independent natural gas, natural gas liquids and oil company, engaged in the exploration, development and acquisition of natural gas and oil properties, mostly in the Appalachian and Midcontinent regions of the United States. Its SEC file number is 001-12209.

Whiting Petroleum Corporation is an independent oil and gas company engaged in exploration, development, acquisition and production activities primarily in the Rocky Mountains and Permian Basin regions of the United States.. Its SEC file number is 001-31899.

Historical Data on the Basket Components

The following tables and associated graphs set forth the published quarterly high and low closing prices and the daily closing prices, respectively, from January 4, 2010 through October 8, 2015 for each basket component other than the common stock of Phillips 66. The common stock of Phillips 66 began trading on April 12, 2012, and the relevant table and associated graph for this basket component set forth the published quarterly high and low closing prices and the daily closing prices, respectively, from its start date of trading through October 8, 2015. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the basket components shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below.  Past movements of the basket components are not indicative of future prices of the basket components.

October 2015	PS-9

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Anadarko Petroleum Corporation

Anadarko Petroleum Corporation	High	Low	Dividends
2010
First Quarter	$73.14	$62.33	$0.09000
Second Quarter	$74.74	$34.83	$0.09000
Third Quarter	$57.68	$37.17	$0.09000
Fourth Quarter	$76.16	$56.05	$0.09000
2011
First Quarter	$83.17	$74.18	$0.09000
Second Quarter	$84.71	$69.65	$0.09000
Third Quarter	$84.28	$63.05	$0.09000
Fourth Quarter	$83.95	$60.53	$0.09000
2012
First Quarter	$88.05	$77.33	$0.09000
Second Quarter	$79.21	$57.12	$0.09000
Third Quarter	$75.59	$64.77	$0.09000
Fourth Quarter	$76.32	$66.18	$0.09000
2013
First Quarter	$88.88	$76.06	$0.09000
Second Quarter	$91.46	$79.45	$0.18000
Third Quarter	$95.53	$86.77	$0.18000
Fourth Quarter	$97.76	$78.22	$0.18000
2014
First Quarter	$86.52	$78.17	$0.18000
Second Quarter	$111.55	$86.47	$0.27000
Third Quarter	$112.69	$101.44	$0.27000
Fourth Quarter	$99.26	$72.01	$0.27000
2015
First Quarter	$89.44	$75.05	$0.27000
Second Quarter	$94.54	$78.06	$0.27000
Third Quarter	$78.10	$59.04	$0.27000
Fourth Quarter (through October 8, 2015)	$72.33	$60.95	$0.00000

The closing price of the common stock of Anadarko Petroleum Corporation on October 8, 2015 was $72.33.

Anadarko Petroleum Corporation – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-10

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of ConocoPhillips

ConocoPhillips	High	Low	Dividends
2010
First Quarter	$40.94	$36.11	$0.50000
Second Quarter	$45.51	$37.42	$0.55000
Third Quarter	$43.99	$37.22	$0.55000
Fourth Quarter	$51.91	$43.65	$0.55000
2011
First Quarter	$61.51	$50.98	$0.66000
Second Quarter	$61.91	$53.80	$0.66000
Third Quarter	$58.51	$47.20	$0.66000
Fourth Quarter	$55.60	$46.49	$0.66000
2012
First Quarter	$59.63	$52.00	$0.66000
Second Quarter	$58.60	$50.82	$1.16000
Third Quarter	$58.30	$53.24	$0.66000
Fourth Quarter	$59.30	$54.59	$0.66000
2013
First Quarter	$61.66	$56.89	$0.66000
Second Quarter	$64.31	$56.81	$0.66000
Third Quarter	$71.00	$61.23	$0.69000
Fourth Quarter	$74.34	$69.06	$0.69000
2014
First Quarter	$70.37	$63.46	$0.69000
Second Quarter	$86.10	$69.48	$0.69000
Third Quarter	$86.76	$76.52	$0.73000
Fourth Quarter	$75.00	$61.69	$0.73000
2015
First Quarter	$69.88	$60.87	$0.73000
Second Quarter	$69.40	$61.01	$0.73000
Third Quarter	$60.52	$42.19	$0.74000
Fourth Quarter (through October 8, 2015)	$56.28	$48.16	$0.00000

The closing price of the common stock of ConocoPhillips on October 8, 2015 was $56.28.

ConocoPhillips – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-11

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Valero Energy Corporation

Valero Energy Corporation	High	Low	Dividends
2010
First Quarter	$18.90	$15.94	$0.05000
Second Quarter	$19.52	$14.94	$0.05000
Third Quarter	$16.73	$14.30	$0.05000
Fourth Quarter	$21.33	$15.76	$0.05000
2011
First Quarter	$28.07	$21.18	$0.05000
Second Quarter	$27.86	$21.17	$0.05000
Third Quarter	$24.56	$16.24	$0.05000
Fourth Quarter	$24.39	$15.68	$0.15000
2012
First Quarter	$26.09	$17.91	$0.15000
Second Quarter	$24.05	$18.61	$0.15000
Third Quarter	$30.83	$21.59	$0.17500
Fourth Quarter	$31.41	$25.76	$0.17500
2013
First Quarter	$44.31	$31.38	$0.20000
Second Quarter	$42.09	$33.76	$0.31111
Third Quarter	$37.13	$33.54	$0.22500
Fourth Quarter	$50.40	$33.73	$0.22500
2014
First Quarter	$55.29	$46.37	$0.25000
Second Quarter	$58.51	$50.10	$0.25000
Third Quarter	$54.25	$46.27	$0.27500
Fourth Quarter	$51.72	$43.76	$0.27500
2015
First Quarter	$63.78	$44.07	$0.40000
Second Quarter	$63.45	$56.88	$0.40000
Third Quarter	$70.43	$57.40	$0.40000
Fourth Quarter (through October 8, 2015)	$65.71	$62.24	$0.00000

The closing price of the common stock of Valero Energy Corporation on October 8, 2015 was $65.71.

Valero Energy Corporation – Historical Closing Prices January 4, 2010 to October 8 2015

October 2015	PS-12

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of EOG Resources, Inc.

EOG Resources, Inc.	High	Low	Dividends
2010
First Quarter	$50.19	$44.12	$0.07250
Second Quarter	$56.86	$47.79	$0.07750
Third Quarter	$53.41	$43.31	$0.07750
Fourth Quarter	$50.67	$44.15	$0.07750
2011
First Quarter	$59.84	$46.07	$0.07750
Second Quarter	$59.20	$49.14	$0.08000
Third Quarter	$53.29	$35.51	$0.08000
Fourth Quarter	$52.45	$34.21	$0.08000
2012
First Quarter	$58.81	$50.73	$0.08000
Second Quarter	$56.78	$41.98	$0.08500
Third Quarter	$58.81	$44.47	$0.08500
Fourth Quarter	$62.19	$54.39	$0.08500
2013
First Quarter	$67.05	$60.89	$0.08500
Second Quarter	$68.95	$56.72	$0.09375
Third Quarter	$86.05	$67.66	$0.09375
Fourth Quarter	$92.58	$78.13	$0.09375
2014
First Quarter	$98.58	$80.87	$0.09375
Second Quarter	$117.98	$97.06	$0.12500
Third Quarter	$117.10	$99.02	$0.12500
Fourth Quarter	$101.74	$83.76	$0.16750
2015
First Quarter	$96.92	$83.68	$0.16750
Second Quarter	$99.74	$86.25	$0.16750
Third Quarter	$86.72	$68.36	$0.16750
Fourth Quarter (through October 8, 2015)	$87.04	$73.59	$0.00000

The closing price of the common stock of EOG Resources, Inc. on October 8, 2015 was $87.04.

EOG Resources, Inc. – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-13

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Phillips 66

Phillips 66	High	Low	Dividends
2012
Second Quarter (beginning April 12. 2012)	$37.00	$29.35	$0.00000
Third Quarter	$46.82	$32.68	$0.20000
Fourth Quarter	$53.58	$43.92	$0.25000
2013
First Quarter	$69.97	$50.58	$0.31250
Second Quarter	$69.36	$57.19	$0.31250
Third Quarter	$61.50	$55.34	$0.31250
Fourth Quarter	$77.13	$56.89	$0.39000
2014
First Quarter	$80.35	$70.67	$0.39000
Second Quarter	$86.33	$76.69	$0.50000
Third Quarter	$87.51	$79.28	$0.50000
Fourth Quarter	$79.63	$65.09	$0.50000
2015
First Quarter	$80.06	$59.09	$0.50000
Second Quarter	$81.63	$76.79	$0.56000
Third Quarter	$84.32	$70.55	$0.56000
Fourth Quarter (through October 8, 2015)	$84.58	$77.93	$0.00000

The closing price of the common stock of Phillips 66 on October 8, 2015 was $84.58.

Phillips 66 – Historical Closing Prices April 12, 2012 to October 8, 2015

October 2015	PS-14

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Southwestern Energy Company

Southwestern Energy Company	High	Low	Dividends
2010
First Quarter	$51.65	$37.70	$0.00000
Second Quarter	$44.99	$35.86	$0.00000
Third Quarter	$38.83	$31.44	$0.00000
Fourth Quarter	$38.45	$32.73	$0.00000
2011
First Quarter	$43.49	$36.12	$0.00000
Second Quarter	$43.86	$38.02	$0.00000
Third Quarter	$49.00	$33.33	$0.00000
Fourth Quarter	$44.21	$31.94	$0.00000
2012
First Quarter	$35.60	$29.06	$0.00000
Second Quarter	$32.46	$25.82	$0.00000
Third Quarter	$35.76	$30.55	$0.00000
Fourth Quarter	$36.60	$32.78	$0.00000
2013
First Quarter	$38.86	$32.09	$0.00000
Second Quarter	$39.58	$34.97	$0.00000
Third Quarter	$39.91	$36.38	$0.00000
Fourth Quarter	$40.18	$35.16	$0.00000
2014
First Quarter	$46.57	$38.01	$0.00000
Second Quarter	$48.93	$44.33	$0.00000
Third Quarter	$44.99	$34.95	$0.00000
Fourth Quarter	$36.50	$27.24	$0.00000
2015
First Quarter	$27.97	$21.63	$0.00000
Second Quarter	$29.25	$22.49	$0.00000
Third Quarter	$22.17	$12.11	$0.00000
Fourth Quarter (through October 8, 2015)	$13.59	$12.38	$0.00000

The closing price of the common stock of Southwestern Energy Company on October 8, 2015 was $13.59.

Southwestern Energy Company – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-15

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Occidental Petroleum Corporation

Occidental Petroleum Corporation	High	Low	Dividends
2010
First Quarter	$81.13	$72.94	$0.33000
Second Quarter	$86.36	$74.04	$0.33000
Third Quarter	$79.57	$69.31	$0.38000
Fourth Quarter	$95.03	$75.46	$0.38000
2011
First Quarter	$103.04	$90.02	$0.38000
Second Quarter	$111.07	$92.98	$0.46000
Third Quarter	$103.72	$68.61	$0.46000
Fourth Quarter	$97.20	$65.81	$0.46000
2012
First Quarter	$101.20	$90.62	$0.46000
Second Quarter	$93.55	$74.21	$0.54000
Third Quarter	$88.24	$79.31	$0.54000
Fourth Quarter	$82.89	$70.61	$0.54000
2013
First Quarter	$85.10	$74.86	$0.54000
Second Quarter	$90.93	$75.76	$0.64000
Third Quarter	$90.65	$81.93	$0.64000
Fourth Quarter	$95.36	$86.57	$0.64000
2014
First Quarter	$93.33	$83.57	$0.64000
Second Quarter	$100.94	$89.56	$0.72000
Third Quarter	$99.81	$92.27	$0.72000
Fourth Quarter	$93.16	$73.16	$1.12000
2015
First Quarter	$83.11	$71.87	$0.72000
Second Quarter	$81.51	$74.24	$0.72000
Third Quarter	$75.95	$63.64	$0.75000
Fourth Quarter (through October 8, 2015)	$74.07	$65.97	$0.00000

The closing price of the common stock of Occidental Petroleum Corporation on October 8, 2015 was $74.07.

Occidental Petroleum Corporation – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-16

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Pioneer Natural Resources Company

Pioneer Natural Resources Company	High	Low	Dividends
2010
First Quarter	$56.32	$43.62	$0.00000
Second Quarter	$71.66	$56.40	$0.04000
Third Quarter	$66.89	$55.84	$0.00000
Fourth Quarter	$87.53	$65.56	$0.04000
2011
First Quarter	$102.86	$87.52	$0.00000
Second Quarter	$104.66	$83.66	$0.04000
Third Quarter	$99.53	$65.77	$0.00000
Fourth Quarter	$94.54	$61.82	$0.04000
2012
First Quarter	$116.24	$92.63	$0.00000
Second Quarter	$116.16	$78.78	$0.04000
Third Quarter	$113.16	$82.80	$0.00000
Fourth Quarter	$109.34	$101.65	$0.04000
2013
First Quarter	$132.45	$109.75	$0.00000
Second Quarter	$154.65	$110.17	$0.04000
Third Quarter	$188.80	$148.73	$0.00000
Fourth Quarter	$224.95	$176.43	$0.04000
2014
First Quarter	$204.51	$164.78	$0.00000
Second Quarter	$233.07	$181.60	$0.04000
Third Quarter	$232.28	$194.69	$0.00000
Fourth Quarter	$189.82	$130.60	$0.04000
2015
First Quarter	$166.50	$134.93	$0.00000
Second Quarter	$180.23	$137.38	$0.04000
Third Quarter	$138.66	$107.24	$0.00000
Fourth Quarter (through October 8, 2015)	$138.53	$122.87	$0.00000

The closing price of the common stock of Pioneer Natural Resources Company on October 8, 2015 was $138.53.

Pioneer Natural Resources Company – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-17

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Range Resources Corporation

Range Resources Corporation	High	Low	Dividends
2010
First Quarter	$53.93	$45.67	$0.04000
Second Quarter	$51.16	$40.15	$0.04000
Third Quarter	$42.67	$32.80	$0.04000
Fourth Quarter	$45.64	$35.73	$0.04000
2011
First Quarter	$58.46	$44.74	$0.04000
Second Quarter	$58.85	$51.30	$0.04000
Third Quarter	$67.96	$51.90	$0.04000
Fourth Quarter	$74.40	$55.72	$0.04000
2012
First Quarter	$66.10	$54.02	$0.04000
Second Quarter	$68.34	$54.57	$0.04000
Third Quarter	$70.75	$57.50	$0.04000
Fourth Quarter	$73.28	$62.02	$0.04000
2013
First Quarter	$82.46	$62.05	$0.04000
Second Quarter	$80.64	$71.78	$0.04000
Third Quarter	$81.78	$74.98	$0.04000
Fourth Quarter	$84.31	$73.20	$0.04000
2014
First Quarter	$88.66	$79.67	$0.04000
Second Quarter	$93.70	$84.04	$0.04000
Third Quarter	$85.79	$67.31	$0.04000
Fourth Quarter	$73.99	$52.28	$0.04000
2015
First Quarter	$55.40	$45.29	$0.04000
Second Quarter	$64.75	$48.61	$0.04000
Third Quarter	$47.97	$31.07	$0.04000
Fourth Quarter (through October 8, 2015)	$37.41	$31.55	$0.00000

The closing price of the common stock of Range Resources Corporation on October 8, 2015 was $37.41.

Range Resources Corporation – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-18

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

Historical Performance of Whiting Petroleum Corporation

Whiting Petroleum Corporation	High	Low	Dividends
2010
First Quarter	$40.69	$32.70	$0.00000
Second Quarter	$46.22	$36.91	$0.00000
Third Quarter	$48.44	$37.16	$0.00000
Fourth Quarter	$59.11	$48.74	$0.00000
2011
First Quarter	$74.40	$56.36	$0.00000
Second Quarter	$74.50	$52.69	$0.00000
Third Quarter	$62.56	$35.08	$0.00000
Fourth Quarter	$50.39	$30.66	$0.00000
2012
First Quarter	$62.47	$48.33	$0.00000
Second Quarter	$57.67	$36.41	$0.00000
Third Quarter	$52.97	$38.64	$0.00000
Fourth Quarter	$48.53	$40.94	$0.00000
2013
First Quarter	$51.94	$44.99	$0.00000
Second Quarter	$50.31	$42.48	$0.00000
Third Quarter	$59.98	$47.01	$0.00000
Fourth Quarter	$69.75	$57.94	$0.00000
2014
First Quarter	$71.27	$56.03	$0.00000
Second Quarter	$81.67	$69.31	$0.00000
Third Quarter	$92.66	$77.02	$0.00000
Fourth Quarter	$74.10	$25.04	$0.00000
2015
First Quarter	$40.95	$26.48	$0.00000
Second Quarter	$37.95	$32.05	$0.00000
Third Quarter	$31.78	$14.59	$0.00000
Fourth Quarter (through October 8, 2015)	$22.20	$15.51	$0.00000

The closing price of the common stock of Whiting Petroleum Corporation on October 8, 2015 was $22.20.

Whiting Petroleum Corporation – Historical Closing Prices January 4, 2010 to October 8, 2015

October 2015	PS-19

Citigroup Inc.
Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

The U.S. Treasury Department recently finalized the regulations referred to in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code” in the accompanying product supplement, which require withholding on certain “dividend equivalent” payments to non-U.S. persons. Based on the effective date in the final regulations, those regulations will not apply to the securities assuming there is no significant modification to the securities’ terms that results in a deemed exchange of the securities for U.S. federal income tax purposes.

Additionally, as discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities. However, under a recent IRS notice, withholding under “FATCA” will not apply to the payments of gross proceeds (other than any amount treated as interest) with respect to dispositions of the securities. You should consult your tax adviser regarding the potential application of “FATCA” to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $10.00 for each $1,000 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers a fixed selling concession as described in this paragraph. CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $10.00 for each $1,000 security they sell. Certain broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial

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advisers employed by such affiliated broker-dealers will receive a fixed selling concession, of $10.00 for each $1,000 security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $10.00 for each $1,000 security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Because the securities will not settle in T+3, purchasers who wish to trade the securities at any time that is more than 3 business days before the original issue date will be required to specify an alternative settlement to prevent a failed settlement and should consult their own investment advisor.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated November 13, 2013, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on November 13, 2013, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the securities nor the issuance and delivery of the securities, nor the compliance by Citigroup Inc. with the terms of the securities, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Inc. or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Inc.

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Upturn Securities Based on a Basket of Ten Stocks Due October 12, 2017

In the opinion of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed, and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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